DATED                                          2001
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                          ARTICLES OF ASSOCIATION
                          WRDC LIMITED
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                               COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES
                         NEW ARTICLES OF ASSOCIATION OF
                                  WRDC LIMITED
                             Company number: 2945379

            (Adopted by Special Resolution passed on __________ 2001)


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1        PRELIMINARY

1.1 The regulations contained in Table A in the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (which Table is hereinafter referred to as "Table A") shall, except as hereinafter provided and so far as the same are not inconsistent with the provisions of these articles, apply to the Company and shall together with these articles constitute the regulations of the Company.

1.2      Regulations 3, 35, 53, 73 to 77, 87, 89, 93 to 98, 112 and 115 of Table
         A shall not apply to the Company.

1.3      In these articles:

         (a)      "Act"  means  the   Companies   Act  1985  or  any   statutory
                  re-enactment or modification thereof for the time being in force.

         (b) "Majority Holder" means any person who holds for the time being more than half in nominal value of the issued shares carrying the right to attend and vote at general meetings.

         (c) ""D" Director" is a person who is so designated in writing by the Majority Holder.

2        SHARE CAPITAL

2.1

         (a) The authorised Share Capital of the Company at the date of the adoption of these articles is (pound)36,400 divided into 542,500 "A" Ordinary Shares of 1 penny each, 542,500 "B" Ordinary Shares of 1 penny each, 250,000 "C" Ordinary Shares of 1 penny each and 2,305,000 "D" Ordinary Shares of 1 penny each (the "A" Ordinary Shares, "B" Ordinary Shares, "C"
                  Ordinary Shares and "D" Ordinary Shares being collectively referred to as "shares") each;

         (b) each class of share shall rank pari passu with all other classes of share unless otherwise specified in these Articles.

2.2      Subject to the provisions of the Act the Company may:

         (a) issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as the directors may at the time of issue determine;

         (b)      purchase its own shares (including any redeemable shares);

         (c) to the extent permitted by section 171 of the Act, make a payment in respect of the redemption or purchase of any of its own shares (including any redeemable shares) otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

2.3 Section 89(1) of the Act shall not apply to the allotment of equity securities in the Company.

2.4 The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

3        LIEN

         The lien conferred by regulation 8 of Table A shall also attach to fully paid up shares registered in the name of any person indebted or under liability to the Company whether he shall be the sole registered holder thereof or shall be one or two or more joint holders.

4        VARIATION OF RIGHTS

         Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up with the consent in writing of the holders of more than three-fourths of the issued shares of that class, or with the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of that class, but not otherwise. To every such separate meeting all the provisions of these articles relating to General Meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal value of the issued shares of the class unless all the shares of any class are registered in the name of a single corporate shareholder in which case the quorum shall be one person being the duly authorised representative of such shareholder (but so that if at any adjourned meeting of such holders a quorum as above defined is not present those members who are present shall be a quorum) and that the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

5        TRANSFER AND TRANSMISSION

5.1 If the Majority Holder shall deliver to the Company a notice in writing purporting to be signed by the Majority Holder or (where the Majority Holder is a company) by the secretary or assistant secretary thereof and stating that any share of the Company is held by the registered holder thereof as the nominee of the Majority Holder (or, in the case of a share registered in the name of a deceased or bankrupt holder, was so held at the time of his death or bankruptcy) and naming some other person as having been authorised by the Majority Holder to sign transfers in the place of the holder or the deceased or bankrupt holder, the directors shall be entitled and bound to give effect to any instrument signed by the person so named as transferor in all respects as if the instrument were signed by the registered holder of the share or by his personal representatives or trustees in bankruptcy.

5.2 Subject to the provisions of article 5.1, the directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share whether or not it is a fully paid share.

6        WRITTEN RESOLUTIONS

6.1 A resolution in writing signed by all the members of the Company entitled to receive notice of and to attend and vote at general meetings or by their duly appointed proxies or attorneys:

         (a) shall be as valid and effectual as if it had been passed at a general meeting of the Company duly convened and held; and

         (b) any such resolution in writing may be contained in one document or in several documents in the same terms each signed by one or more of the members or their proxies or attorneys, and signature in the case of a body corporate which is a member shall be sufficient if made by a director thereof or by its duly authorised representative.

6.2 An ordinary resolution in writing signed by or on behalf of the Majority Holder and deposited at the office shall be as valid and effective as if it had been passed at a general meeting of the Company duly convened and held.

7        DIRECTORS

7.1 The number of the directors shall be determined by the Company in general meeting but unless and until so determined there shall be no maximum number of directors and the minimum number of directors shall be one.

7.2 In the event of the minimum number of directors fixed by or pursuant to these articles being one, a sole director shall have authority to exercise all the powers and discretions vested in the directors generally and regulation 89 of Table A shall be modified accordingly.

7.3 Directors shall not retire by rotation and regulations 78 and 79 of Table A shall be modified accordingly.

7.4 A director or alternate director shall not require any share qualification but any director or alternate director who is not a member of the Company shall nevertheless be entitled to receive notices of and attend and speak at any general meeting of the Company or at any separate meeting of the holders of any class of shares of the Company.

7.5 A person may be appointed a director notwithstanding that he shall have attained the age of seventy years or any other age and no director shall be liable to vacate office by reason of his attaining that or any other age, nor shall special notice be required of any resolution appointing or approving the appointment of such a director or any notice be required to state the age of the person to whom such resolution relates.

7.6 At any time the Majority Holder may by memorandum in writing signed by or on behalf of him or it, and deposited at the office, appoint any person to be a director or remove from office any director who shall vacate office accordingly. Any such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the Company.

7.7 Garcia Hanson and Brian Edmondson, each being directors, shall not be capable of being removed from such office whilst the registered holder of any "A" Ordinary Shares in the case of Garcia Hanson and any "B" Ordinary Shares in the case of Brian Edmondson.


8        POWERS OF DIRECTORS

         Without prejudice to the powers conferred by regulation 70 of Table A the directors may establish and maintain, or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons (including directors and other officers) who are or were at any time in the employment or service of the Company, or of any company which is or was a subsidiary of the Company or allied to or associated with the Company or any such subsidiary, or of any of the predecessors in business of the Company or of any such other company, and the spouses, widows, widowers, families and dependents of any such persons, and make payments to, for or towards the insurance of or otherwise provide benefits for any such persons.

9        PROCEEDINGS OF DIRECTORS

9.1 The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed shall be two.

9.2      If there shall be one or more "D" Directors :

         (a) there shall not be a quorum at any meeting of the directors unless a "D" Director or his alternate shall be present; and

         (b) no resolution may be validly passed at the meeting unless a "D" Director or his alternate votes in favour of the same.

9.3 The "D" Directors of the Company at the date of adoption of these articles are Ian McNeill and [Paul Ayres].

9.4 A meeting of the directors may, subject to notice thereof having been given in accordance with these articles, be for all purposes deemed to be held when a director is or directors are in communication by telephone or television or similar apparatus for communication with another director or directors and all of the said directors agree to treat the meeting as so held, provided that the number of the said directors constitutes a quorum of the board hereunder, and a resolution made by a majority of the said directors in pursuance of this article shall be as valid as it would have been if made by them at an actual meeting duly convened and held.

9.5 A resolution signed in writing by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more director, but a resolution signed by an alternate director need not also be signed by his appointor, and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

9.6 A director who is in any way either directly or indirectly interested in a contract or arrangement or proposed contract or arrangement with the Company:

         (a) shall declare the nature of his interest at a meeting of the directors in accordance with section 317 of the Act;

         (b) subject to such disclosure, shall be entitled to vote in respect of any contract or arrangement in which he is interested and if he shall do so his vote shall be counted and he may be taken into account in ascertaining whether a quorum is present.

10       NOTICES

10.1 A notice may be given by the Company to any member in writing either personally or by sending it by pre-paid post, tele-message or telex to his registered address within the United Kingdom supplied by him to the Company for the giving of notice to him, but in the absence of such address the member shall not be entitled to receive from the Company notice of any meeting.

10.2 In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

10.3 A properly addressed and pre-paid notice sent by post shall be deemed to have been received upon the day following that on which the notice is posted.

10.4 A notice given by telegram or tele-message shall be deemed to have been given at the expiry of 24 hours after it is delivered by the Company to the relevant transmitting authority.

10.5 A notice given by telex shall be deemed to have been signed at the same time as it is transmitted by the Company.

10.6 Due notice shall be deemed to have been given of any meeting of the directors if the Majority Holder or a majority of the Special Directors so agree(s) in writing.

11       INDEMNITY

         Subject to the provisions of and so far as may be permitted by the Act, every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred or sustained by him in the execution and discharge of his duties or otherwise in relation thereto. Regulation 118 of Table A shall be extended accordingly.

12       DESTRUCTION OF DOCUMENTS

12.1     The Company may destroy:

         (a)      any share  certificate  which has been  cancelled  at any time
                  after   the   expiry  of  one  year  from  the  date  of  such
                  cancellation;

         (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation cancellation or notification was recorded by the Company;

         (c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

         (d) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it.

12.2 It shall conclusively be presumed in favour of the Company that every share certificate destroyed pursuant to article 12.1 was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed thereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided that:

         (a) the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

         (b) nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

         (c) references in this article to the destruction of any document include references to its disposal in any manner.

13       SHARE CERTIFICATES

         In the second sentence of Regulation 6 of Table A the words "shall be sealed with the seal and" shall be deleted. Each share certificate shall only be issued by authority of the directors, or of a committee of the directors authorised by the directors, and shall bear the signature of one director and the Company secretary and a second director.

14       COMPANY SEAL

         Regulation 101 of Table A shall not apply to the Company. The Company shall not be required to, but may, at the discretion of the directors, keep a common seal. If such a seal is kept, it shall only be used by the authority of the directors, or of a committee of the directors authorised by the directors, and the directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and the secretary or a second director.